SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ☐ 240.14a-11(c) or ☐ 240.14a-12

MERIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

MERIX CORPORATION

1521 Poplar Lane

Forest Grove, Oregon 97116

(503) 359-9300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date

9:00 a.m. Pacific Daylight Time on October 6, 2005

Place

Merix’ principal executive offices located at 1521 Poplar Lane, Forest Grove, Oregon 97116

Items of Business

1. To elect eight directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Merix’ independent registered public accounting firm for the fiscal year ending May 27, 2006.

3. To approve Merix’ 2005 Equity Incentive Plan.

4. To consider any other business that may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned and postponed.

Record Date

You are entitled to vote only if you were a Merix shareholder as of the close of business on August 25, 2005.

Voting

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to submit your proxy or voting instructions as soon as possible. You may submit your proxy for the annual meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided, or by following the instructions on your voting instruction card for voting by mail or using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of the proxy statement and the instructions on the proxy card or voting instruction card. You may attend the meeting in person even though you have sent in your proxy or voting instruction card.

By Order of the Board of Directors,

/s/ Janie S. Brown

Janie S. Brown, Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Forest Grove, Oregon

September 2, 2005

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about September 2, 2005

MERIX CORPORATION

1521 Poplar Lane

Forest Grove, Oregon 97116

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on October 6, 2005

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors of Merix Corporation is providing these proxy materials for you in connection with Merix’ annual meeting of shareholders, which will take place on Thursday, October 6, 2005. As a shareholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:	How may I obtain Merix’ annual report to shareholders?

A:	A copy of our 2005 annual report to shareholders is enclosed.

Q:	How may I obtain Merix’ Annual Report on Form 10-K filed with the SEC?

A:	Merix’ Annual Report on Form 10-K for the year ended May 28, 2005 is included in Merix’ 2005 annual report to shareholders. Shareholders may request an additional free copy of Merix’ Annual Report on Form 10-K for the year ended May 28, 2005 from:

Merix Corporation

Attn: Janie S. Brown

1521 Poplar Lane

Forest Grove, OR 97116

Phone: (503) 359-9300

Fax: (503) 357-1504

www.merix.com

Merix will also furnish any exhibit to the Form 10-K if specifically requested. Copies of Merix’ Annual Report on Form 10-K for the year ended May 28, 2005 are also available in the SEC Filings portion of the Investor Relations section of our website at www.merix.com and in the SEC’s EDGAR database on the SEC’s website at www.sec.gov.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	the election of directors;

•	the ratification of PricewaterhouseCoopers LLP as Merix’ independent registered public accounting firm for the 2006 fiscal year; and

•	the approval of Merix’ 2005 Equity Incentive Plan.

These proxy materials include a more detailed description of each of these proposals. We will also consider any other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of PricewaterhouseCoopers LLP as Merix’ independent registered public accounting firm for the 2006 fiscal year, and “FOR” the approval of Merix’ 2005 Equity Incentive Plan.

Q:	What shares can I vote?

A:	Each share of Merix common stock issued and outstanding as of the close of business on August 25, 2005, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date we had approximately 19,383,171 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Merix shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Merix’ transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Merix. As the shareholder of record, you have the right with these proxy materials to grant your voting proxy directly to Merix or to vote in person at the meeting. Merix has enclosed or sent a proxy card for you to use in granting your voting proxy to Merix.

Beneficial Owner

If your shares are held in a brokerage account (in street name) or by another person on your behalf, you are considered the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a Merix shareholder as of the close of business on August 25, 2005, or you hold a valid proxy for the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:

Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy by mail using the proxy card enclosed or sent with these proxy materials. If you are the beneficial owner of shares held in a brokerage account or by another person on your behalf, you may vote by submitting voting instructions to your broker, trustee or nominee as specified in the voting instruction card provided by your broker, trustee or nominee and enclosed and sent with these proxy materials. For directions on how to vote your shares, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Mail—Shareholders of record of Merix common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

By Telephone—Most Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

By Internet—Most Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, and live in the United States or Canada may vote using the Internet by following the instructions on the voting instruction cards provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation of your proxy to Merix’ Secretary prior to your shares being voted or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are the beneficial owner of shares held in a brokerage account, or that are held by another person on your behalf, you may change your vote by submitting new voting instructions to your broker, trustee or nominee as provided in the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

Merix Corporation Investor Relations

1521 Poplar Lane

Forest Grove, OR 97116

Fax: (503) 357-1504

If you need additional copies of this proxy statement or voting materials, please contact Merix as described above.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Merix or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which are forwarded to Merix management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Merix common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you sign and return your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Merix’ nominees to the Board, “FOR” ratification of PricewaterhouseCoopers LLP as Merix’ independent registered public accounting firm, “FOR” the approval of Merix’ 2005 Equity Incentive Plan and in the discretion of the proxy holders on any other matters that properly come before the meeting), except shares held in the Merix 401(k) Plan, which will be voted in accordance with the terms of the Plan.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the eight persons receiving the highest number of “FOR” votes at the annual meeting will be elected. The other proposals generally require the affirmative “FOR” vote of a majority of the total votes cast on the proposal. However, the number of votes cast on the proposal to approve Merix’ 2005 Equity Incentive Plan must represent at least 50% of the shares entitled to vote on that proposal. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes generally do not count as votes against the proposals being voted on at the meeting. However, on the proposal to approve Merix’ 2005 Equity Incentive Plan, broker non-votes may have the effect of votes against the proposal because a majority of the shares entitled to vote must be voted for on the proposal in order for the proposal to be approved. Abstentions will have the same effect as votes against the proposal.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Each share of Merix’ common stock outstanding as of the close of business on August 25, 2005 is entitled to one vote on each matter that may come before the annual meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mark R.

Hollinger, Dr. William W. Lattin and William C. McCormick, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be Janie S. Brown, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Merix Corporation.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Merix proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another shareholder, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us:

Merix Corporation

Attn: Janie S. Brown

1521 Poplar Lane

Forest Grove, OR 97116

Phone: (503) 359-9300

Fax: (503) 357-1504

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Merix is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. In addition, Merix intends to engage Georgeson & Company Inc. to assist in the solicitation process for a fee of approximately $15,000.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in Merix’ proxy statement for the annual meeting next year, the written proposal must be received by Merix’ Secretary at our principal executive offices no later than May 5, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in Merix’ proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals must also comply with our bylaws provisions regarding business to be brought before a shareholder meeting and SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Merix Corporation

Attn: Janie S. Brown

1521 Poplar Lane

Forest Grove, OR 97116

Fax: (503) 357-1504

For a shareholder proposal that is not intended to be included in Merix’ proxy statement as described above, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Merix common stock to approve that proposal, provide the information required by Merix’ bylaws and give timely notice to Merix’ Secretary in accordance with Merix’ bylaws, which, in general, require that the notice be received by Merix’ Secretary:

•	not earlier than the close of business on July 8, 2006; and

•	not later than the close of business on August 7, 2006.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Chair of Merix’ Nominating and Corporate Governance Committee by fax or mail addressed to:

Chair of the Nominating and Corporate Governance Committee

Merix Corporation

1521 Poplar Lane

Forest Grove, Oregon 97116

Fax: (503) 357-1504

In addition, Merix’ bylaws permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must deliver to Merix’ Secretary timely notice in accordance with Merix’ bylaws, which require that the notice be received by Merix’ Secretary within the time period described above under “Shareholder Proposals.” Pursuant to Merix’ bylaws, the notice must include the information that would be required in a proxy statement soliciting proxies for the election of that nominee, and information about the shareholder making the nomination, as well as a statement by the nominee acknowledging that he or she consents to serve as a director of Merix if elected. The notice should be addressed to Merix’ Secretary as follows:

Merix Corporation

Attn: Janie S. Brown

1521 Poplar Lane

Forest Grove, OR 97116

Fax: (503) 357-1504

Copy of Bylaw Provisions: You may contact Merix’ Secretary as indicated above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. Merix’ bylaws also are available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Q:	How may I communicate with Merix’ Board or the independent directors on Merix’ Board?

A:	You may submit any communication intended for Merix’ Board or the independent directors by directing the communication by mail or fax addressed to:

Lead Director

Merix Corporation

1521 Poplar Lane

Forest Grove, Oregon 97116

Fax: (503) 357-1504

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Merix is committed to sound corporate governance principles. Such principles are essential to running Merix’ business efficiently and to maintaining Merix’ integrity in the marketplace. Merix’ Code of Business Conduct and Ethics is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Board Independence

The Board has determined that none of the current directors standing for re-election, except Mark R. Hollinger, the Chairman of the Board, President and Chief Executive Officer, has a material relationship with Merix (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives or makes payments from or to Merix), and each is independent within the meaning of Merix’ director independence standards, which reflect exactly Nasdaq’s director independence standards. Furthermore, the Board has determined that none of the members of any of Merix’ board committees has a material relationship with Merix (either directly or as a partner, shareholder or officer of an organization that has a relationship with Merix), and each is “independent” within the meaning of Merix’ director independence standards.

Board Structure and Committee Composition

Our Board has eight directors and the following three standing committees: (1) Audit, (2) Human Resources and Compensation, and (3) Nominating and Corporate Governance. The membership during fiscal 2005 and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During fiscal 2005, the Board held 13 meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged to attend annual meetings of Merix shareholders. All directors attended the last annual meeting of shareholders.

Name of Director	Audit		Human Resources and Compensation		Nominating and Corporate Governance
Non-Employee Directors:

Kirby A. Dyess			X	*

Carlene M. Ellis	X				X	*

Donald D. Jobe			X		X

George H. Kerckhove	X

Dr. William W. Lattin			X		X

William C. McCormick	X	*

Robert C. Strandberg			X

Employee Director:

Mark R. Hollinger

Number of Meetings in Fiscal 2005	7		4		3

X = Committee member

* = Chair

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of:

•	the integrity of Merix’ financial statements;

•	Merix’ compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of Merix’ independent registered public accounting firm;

•	Merix’ systems of internal control over financial reporting; and

•	risk assessment and risk management.

Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates, oversees and approves compensation of Merix’ independent registered public accounting firm; reviews Merix’ internal controls and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant effect on Merix’ financial statements. The Audit Committee works closely with management as well as Merix’ independent registered public accounting firm. The Audit Committee has the authority to retain outside legal, accounting or other advisors as the Audit Committee deems appropriate to fulfill its duties and responsibilities without seeking Board approval with respect to the selection, fees or terms of engagement. The Board has determined that each member of the Audit Committee is “independent” for purposes of membership on the Audit Committee under applicable NASD and SEC requirements. The Board has determined that George H. Kerckhove is an “audit committee financial expert” under applicable SEC rules and regulations.

The report of the Audit Committee is included on page 34 of this proxy statement. The charter of the Audit Committee is attached to this proxy statement as Appendix A and is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee:

•	discharges the Board’s responsibilities relating to compensation of Merix’ executives, including the CEO;

•	produces an annual report on executive compensation for inclusion in Merix’ proxy statement;

•	administers Merix’ equity incentive and executive compensation plans; and

•	oversees Merix’ long-range planning for executive development and succession.

Specific duties of the Human Resources and Compensation Committee include developing and monitoring Merix’ executive compensation philosophy; establishing and annually reviewing and approving Merix’ executive compensation policies and practices; annually reviewing and approving the Human Resources and Compensation Committee charter and the committee’s performance; determining annual compensation for executives and non-employee directors; and reviewing and approving special executive employment, compensation and retirement arrangements.

The report of the Human Resources and Compensation Committee on executive compensation is included beginning on page 30 of this proxy statement. The charter of the Human Resources and Compensation Committee is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s Charter provides that the Committee:

•	identifies individuals qualified to become members of the Board;

•	approves and recommends to the Board director candidates;

•	develops, updates as necessary and recommends to the Board corporate governance principles and policies applicable to Merix and monitors compliance with such principles and policies;

•	annually reviews the Nominating and Corporate Governance Committee charter and the committee’s performance;

•	enhances Board education; and

•	oversees the evaluation of the Board.

The report of the Nominating and Corporate Governance Committee is included on page 33 of this proxy statement. The Nominating and Corporate Governance Committee’s charter is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Consideration of Nominees

The Nominating and Corporate Governance Committee will utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons.

In evaluating candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, capability and diversity on the Board. The Nominating and Corporate Governance Committee charter includes director selection guidelines that specify that directors should have high standards of professional and personal ethics and values, relevant experience at the policy-making level and a commitment to acting in Merix’ best interests. Directors should have sufficient time to carry out their duties and should have the willingness and ability to serve multiple terms to develop a deeper understanding of Merix’ business affairs. Directors should be willing to avoid activities or interests that may create a conflict of interest with the directors’ responsibilities and duties to Merix.

Shareholder Nominees

The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for membership on the Board. Any shareholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair of the Nominating and Corporate Governance Committee

Merix Corporation

1521 Poplar Lane

Forest Grove, OR 97116

Fax: (503) 357-1504

In addition, Merix’ bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with Merix’ bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?” on page 6.

Executive Sessions

Executive sessions of Merix’ independent directors, meeting without members of Merix’ management or others present, are held at least twice a year. The sessions are scheduled and chaired by the Lead Director. Any independent director may request the scheduling of additional executive sessions.

Communications With the Board

Individuals may communicate with Merix’ Board or Merix independent directors by mail or fax addressed to:

Lead Director

Merix Corporation

1521 Poplar Lane

Forest Grove, Oregon 97116

Fax: (503) 357-1504

Ad Hoc China Acquisition Committee

In early 2005, the Board created an ad hoc committee, the China Acquisition Committee, which consists of Mr. Jobe and Mr. Kerckhove, to provide guidance and assistance to management in connection with Merix’ pending acquisition of the business of Eastern Pacific Circuits Ltd.

PROPOSAL NO. 1    ELECTION OF DIRECTORS

Merix’ Board of Directors currently consists of eight directors. Upon recommendation of the Nominating and Corporate Governance Committee, each current director has been nominated for election at the 2005 Annual Meeting to serve until the next annual meeting or until his or her successor is elected. Information regarding the business experience of each nominee is provided below. There are no family relationships among our executive officers and directors.

If you sign your proxy card or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the eight persons nominated by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy card or voting instruction card.

The Board expects that all of the nominees will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Mark R. Hollinger, Dr. William W. Lattin and William C. McCormick, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the size of the Board.

The Board recommends a vote FOR the election to the Board of each of the following nominees.

	Age	Director since

Kirby A. Dyess

Ms. Dyess is a principal in her own early stage investment firm, Austin Capital Management LLC. She served as Vice President of Intel Corporation and Director of Operations for Intel Capital from April 2001 until her retirement in December 2002. She served as Vice President and Director of New Business Development of Intel Corporation from January 1997 to April 2001 and was Corporate Vice President and Director of Human Resources worldwide from 1993 to 1996. Ms. Dyess also serves on the Board of Directors of Menasha Corporation, Prolifiq Software Inc., Compli Inc. and Octavian Scientific, Inc.

	59	2002

Carlene M. Ellis Ms. Ellis served as Vice President of Education of Intel Corporation from January 1999 until she retired in May 2003. She served as Corporate Vice President and Director of the Information Technology Group of Intel from 1992 to 1998 and was Intel’s Vice President of Human Resources from 1990 to 1992. She was Vice President of Intel’s Finance and Administration Group from 1988 to 1990. Ms. Ellis also serves on the Board of Directors of the Education Financial Foundation of California and 21st Century Insurance.	58	1994

Mark R. Hollinger

Mr. Hollinger has been the Chairman since September 2001. Mr. Hollinger has served as Chief Executive Officer of Merix since September 1999 and as President since May 1999. He joined Merix in September 1997 as Senior Vice President of Operations and served as the Chief Operating Officer from August 1998 to September 1999. Prior to joining Merix, he spent three years as Vice President of Operations at Continental Circuits Corporation. His experience also includes more than a decade at IBM where he served in a variety of manufacturing positions. Mr. Hollinger also serves on the Board of Directors of SimpleTech, Inc.

	47	1999

Donald D. Jobe Mr. Jobe is currently President and CEO of his own corporation, Asia Resources Inc., which was founded in January 2002. Mr. Jobe served as President and CEO of Isola Laminate Systems from July 1999 until he retired in October 2001. He served as Vice President and General Manager of Allied Signal Electronic Materials, Asia from October 1994 until June 1999.	62	2001

	Age	Director since

George H. Kerckhove Mr. Kerckhove retired as Vice President of American Standard Companies in May 2000. He served as Chief Financial Officer of American Standard from January 1998 to January 2000 and Vice President and Group Executive for the Plumbing Products Sector in the Americas, Europe and Asia from January 1988 to December 1997. Mr. Kerckhove was a Director of American Standard Companies from 1990 to May 2000.	68	2001

Dr. William W. Lattin Dr. Lattin retired as Executive Vice President of Synopsys, Inc. in October 1999. He served as President and Chief Executive Officer of Logic Modeling from 1992 until its acquisition by Synopsys, Inc. in 1994. Dr. Lattin served as the CEO of Logic Automation from 1986 to 1992. Prior to Logic Automation, he worked for Intel Corporation from 1975 to 1986. He also serves on the Board of Directors of FEI Corp., Corrent Corp., ADEXA, Inc., RadiSys Corporation, Tripwire, Inc. and EasyStreet Online Services, Inc.	64	2000

William C. McCormick

Mr. McCormick is currently serving on the advisory committees of Aquitas Capital Management, Blue Point Capital and Riverlake Partners LLC, which are buyout firms of small-to-medium-sized manufacturing companies. He served as Chairman of Precision Castparts Corporation from October 1994 until his retirement in August 2003 and as Chief Executive Officer from August 1991 until retiring from that position in August 2002. He is President of the William C. & Jani E. McCormick Foundation. He also serves on the Board of Directors of Microfield, Inc., Homestead Capital, Albertina Kerr Foundation, Brillcast, TECT Aerospace and SP Industries, Inc., and on the Technology Transfer Committee of the Providence Hospital System.

	71	1997

Robert C. Strandberg Mr. Strandberg serves on the Board of Directors and as Chief Executive Officer of Xytrans, Inc. From April 1997 to August 2000, he served as President and Chief Executive Officer of PSC, Inc. and as its Executive Vice President from November 1996 to April 1997. Mr. Strandberg also serves on the Board of Directors of Quipp Corporation.	48	1998

PROPOSAL NO. 2    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee expects to appoint PricewaterhouseCoopers LLP to audit Merix’ financial statements for the fiscal year ending May 27, 2006. During fiscal 2005, PricewaterhouseCoopers LLP audited Merix’ financial statements for the year ended May 28, 2005 and also provided certain tax and audit-related services. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Merix’ independent registered public accounting firm for the 2006 fiscal year.

If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm to audit Merix’ financial statements.

Independent Registered Public Accounting Firm’s Fees

Fees billed to Merix by PricewaterhouseCoopers LLP in fiscal years 2005 and 2004 were approximately as follows:

	Fees
Services Rendered	FY 2005	FY 2004
Audit Fees(1)	$731,400	$102,900
Audit-Related Fees(2)	63,900	62,600
Tax Fees(3)	—	27,000
All Other Fees(4)	—	1,500

Total	$795,300	$194,000

(1)	For professional services for auditing Merix’ annual financial statements and internal control over financial reporting (as required under Section 404 of the Sarbanes-Oxley Act of 2002) and reviewing the financial statements included in Merix’ Quarterly Reports on Form 10-Q. The following table shows the breakdown of the audit fees billed for each of these components:

	Audit Fees
Services Rendered	FY 2005	FY 2004
Annual financial statements audit	$158,900	$82,400
Internal control over financial reporting audit and attestation	488,200	—
Quarterly financial statements review	84,300	20,500

Total Audit Fees	$731,400	$102,900

Audit fees for fiscal 2005 include approximately $16,000 related to the annual audit and quarterly review of Merix San Jose, Inc. financial statements.

(2)	For audit of Merix’ defined contribution benefit plan, issuance of consent and comfort letter in support of a January 2004 stock offering, review and consultation services related to the December 2004 acquisition of Merix San Jose, Inc., and consultation services related to the pending acquisition of the business of Eastern Pacific Circuits, Inc.

(3)	For professional services rendered for tax compliance, tax advice and planning.

(4)	For other professional consultation services.

The Audit Committee pre-approves permissible audit-related and non-audit services to be performed by Merix’ independent registered public accounting firm and the associated fees for such services. All such services and fees for fiscal 2005 were approved by the Audit Committee. Engagements may be separately pre-approved by the Audit Committee or entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee, as long as the Audit Committee is informed on a timely basis of any engagement entered into on that basis.

PROPOSAL NO. 3    APPROVAL OF MERIX’ 2005 EQUITY INCENTIVE PLAN

The Board recommends a vote FOR the approval of the Merix Corporation

2005 Equity Incentive Plan.

The Board of Directors of Merix is seeking shareholder approval of the Merix Corporation 2005 Equity Incentive Plan (the “2005 Plan”), which will replace Merix’ 1994 Stock Incentive Plan (the “1994 Plan”). On the effective date of the 2005 Plan, 1,500,000 new shares of common stock will be reserved for issuance under the 2005 Plan. In addition, up to an additional 510,657 shares of common stock previously reserved for issuance, but not subject to outstanding awards, under the 1994 Plan as of August 15, 2005 will cease to be available for issuance under the 1994 Plan and will instead become available for grant under the 2005 Plan. Up to an additional 996,891 shares of common stock subject to outstanding options or unvested restricted stock awards under the 1994 Plan as of August 15, 2005 will become available for grant under the 2005 Plan in the future to the extent that such awards expire or otherwise terminate without shares of common stock being issued pursuant to options, or to the extent that shares issued pursuant to restricted stock awards are forfeited. In addition, as of August 15, 2005, approximately 987,727 shares of common stock remain available for awards under Merix’ 2000 Nonqualified Stock Option Plan (the “2000 Plan”).

Merix recently acquired Merix San Jose, which significantly expanded Merix’ quick-turn capabilities. We are in the process of completing another, more significant, acquisition, the previously announced acquisition of the business of Eastern Pacific Circuits Ltd., which represents Merix’ first major expansion into Asia. In addition, Merix is planning significant additional global growth over the next several years.

Merix’ existing equity compensation plans have approximately 1.3 million shares remaining available for grant as of August 15, 2005. Based on our estimated usage rate for these shares, the shares used for employees of our recent acquisition and our estimates for shares needed to implement our growth strategy, including our acquisition of the business of Eastern Pacific Circuits Ltd. and further expansion into Asia, we currently anticipate depleting the shares reserved under our existing equity compensation plans by the end of 2006.

In addition to reserving for issuance an additional 1.5 million shares, the 2005 Plan also provides for a broader variety of equity incentive awards than either the 1994 Plan or the 2000 Plan, and includes updated provisions relating to performance goals and treatment of equity compensation in a change in control of Merix, among other things. In order to have an appropriate “arsenal” of equity incentives to recruit, hire and retain the top talent that we will require to successfully execute Merix’ global growth strategy, the Board believes that Merix must replace the 1994 Plan with the 2005 Plan and reserve the additional 1.5 million shares for issuance under the 2005 Plan.

Utilizing a variety of equity compensation instruments, we plan to use the additional 1.5 million shares for which we are seeking shareholder approval to:

•	retain key talent in our Asia acquisition (approximately 150,000 to 250,000 shares in fiscal 2006);

•	hire critical new talent to support our growth in the U.S. and Asia (approximately 500,000 to 750,000 shares through fiscal 2008); and

•	retain existing Merix key contributors, including key Merix executives (approximately 750,000 to 1 million shares through fiscal 2008).

We anticipate that with the additional 1.5 million shares for which we are seeking shareholder approval, we will have sufficient shares reserved for our equity compensation program through fiscal 2008, and that we will need to seek shareholder approval for additional shares at the 2008 annual shareholders meeting.

While adding 1.5 million shares to our equity compensation plans will increase the potential dilution represented by these plans, we expect that the overhang represented by our equity compensation plans is a short-term issue that will improve within two to three years as our stock price improves. A significant number of our outstanding stock options are underwater, and we expect that the shares covered by these options may eventually become available for grant again when the options expire. However, we do not expect this to happen before 2008. Alternatively, if these options become in-the-money before they expire, we would expect them to be exercised, which would reduce the overhang from our equity compensation. Approximately 1.7 million shares are subject to options outstanding as of August 2005 that have exercise prices between $8 and $11 per share, and expire after 2008. Approximately 700,000 additional shares are subject to options outstanding as of August 2005 that have exercise prices above $11 per share and likewise expire after 2008.

A copy of the 2005 Plan, as recommended for approval by the Human Resources and Compensation Committee of the Board of Directors of Merix, and approved by the Board of Directors of Merix on August 24, 2005, is attached to this proxy statement as Appendix B and is incorporated herein by reference. The following description of the 2005 Plan is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

If the 2005 Plan is approved by our shareholders, the 1994 Plan will be suspended, and no additional awards will be made under that plan. If the 2005 Plan as proposed is not approved by our shareholders, awards will continue to be made under the 1994 Plan and that plan will remain in effect.

Because the 2000 Plan has not been approved by Merix shareholders, Merix is limited in the number of shares that we can award to our executive officers or directors in any calendar year to 25% of the total awards made for that year. Although the 2000 Plan will not be affected by the decision of Merix shareholders regarding the 2005 Plan, effective August 24, 2005, Merix will cease to make awards under the 2000 Plan to our executive officers or directors.

As of August 15, 2005, approximately 310 and 1,277 of Merix employees were participating in the 1994 Plan and 2000 Plan, respectively. As of August 15, 2005, 996,891 and 2,833,763 shares of common stock were subject to outstanding options and unvested restricted stock awards under the 1994 Plan and the 2000 Plan, respectively.

Description of the 2005 Equity Incentive Plan

Purpose

The purpose of the 2005 Plan is to attract, retain and motivate our employees, officers, directors and other service providers by providing them the opportunity to acquire a proprietary interest in our business and to link their interests and efforts to the long-term interests of our shareholders.

Administration

The 2005 Plan will be administered by the Human Resources and Compensation Committee of our Board of Directors. The Committee’s authority to administer the plan includes, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, to set the terms, conditions and provisions of such awards, to cancel or suspend awards and to establish procedures pursuant to which the payment of any such awards may be deferred. The Committee may delegate to one or more of our officers, to the extent permitted by Oregon law, the right to grant awards with respect to participants who are not officers or directors.

Eligibility

Awards may be granted under the 2005 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of Merix or any related company. As of August 15, 2005, approximately 1,217 Merix employees, officers and directors were eligible to participate in the 2005 Plan.

Types of Awards

The 2005 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock and stock units, (4) performance shares and performance units conditioned upon meeting performance criteria and (5) other stock- or cash-based awards.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the 2005 Plan must be at least 100% of the fair market value of our common stock on the grant date. The Committee will fix the term of each option. Each option will be exercisable at such time or times as determined by the Committee. Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of shares of common stock or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the Committee. Options may also be exercised by means of a broker-assisted cashless exercise.

After termination of service, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than cause, death or disability and (ii) one year following his or her termination due to death or disability. If a participant is terminated for cause, options generally will automatically expire. If a participant dies after termination of service but while an option is still exercisable, the portion of the option that was vested and exercisable as of the date of termination will generally expire on the one-year anniversary of the participant’s death. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights (“SARs”). SARs may be granted alone (“freestanding”) or in addition to other awards and may, but need not, relate to a specific option granted under the 2005 Plan. Upon exercise of an SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The Committee may impose any conditions or restrictions on the exercise of an SAR as it deems appropriate; however, under the 2005 Plan the grant price of a freestanding SAR generally will not be less than the fair market value of a share of common stock on the date of grant, and the term will not be more than ten years. Payment upon exercise of an SAR will be in cash, stock, other property or any combination of cash, stock or other property as determined by the Committee and set forth in the instrument evidencing the award. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.

Stock Awards, Restricted Stock and Stock Units. Awards of shares of stock, or awards designated in units of stock, may be granted under the 2005 Plan. These awards may be made subject to forfeiture restrictions at the Committee’s discretion, and the Committee may waive any such restrictions at any time in its sole discretion. Until the lapse of any such restrictions, recipients may not dispose of their restricted stock. Upon termination of employment during the restriction period, all shares of restricted stock still subject to restriction will be forfeited, subject to any exceptions that may be authorized by the Committee.

Performance Awards. Performance awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to property other than stock. Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee, and the amount of any payment may be adjusted on the basis of such further consideration as the Committee determines. Performance awards may be paid entirely in cash, stock or other property, or in any combination of those, at the discretion of the Committee.

Other Stock- or Cash-Based Awards. The Committee is also authorized to grant to participants under the 2005 Plan, either alone or in addition to other awards granted under the 2005 Plan, incentives payable in cash or in shares of common stock subject to terms and conditions determined by the Committee.

Shares Subject to the 2005 Plan

Number of Shares Reserved for Issuance. The 2005 Plan authorizes the issuance of up to 1,500,000 shares of common stock, plus up to an additional 510,657 shares that were previously reserved for issuance, but not subject to outstanding options, under the 1994 Plan. In addition, up to 996,891 shares of common stock subject to outstanding options or unvested restricted stock awards under the 1994 Plan will be reserved and become available for issuance under the 2005 Plan to the extent such shares of common stock are not issued pursuant to such options or are forfeited pursuant to such restricted stock awards. Shares of common stock covered by an award granted under the 2005 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2005 Plan that are forfeited, settled for cash or otherwise terminated, and shares withheld by or tendered in connection with the exercise of an option or other award granted under the 2005 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards, will become available for issuance under the 2005 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2005 Plan. The shares of stock deliverable under the 2005 Plan will consist of authorized and unissued shares. The Committee may adjust the aggregate number of shares or the number of shares subject to awards under the plan in the event of a change affecting shares of our common stock, such as stock dividends, recapitalization, reorganization or mergers.

Limitations on Use of Shares Subject to the 2005 Plan. The 2005 Plan contains limitations on the number of shares of common stock that may be awarded in any one year to certain participants, and on the aggregate maximum number of shares of common stock that can be awarded under certain types of awards. The Committee may not make awards under the 2005 Plan to any single participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) in any calendar year that relate to more than 300,000 shares of common stock, except that the Committee may make an additional one-time award to a newly hired or promoted covered employee relating to up to 300,000 shares of common stock. In addition, the Committee may not grant performance units to any single covered employee in any one calendar year with a maximum dollar value greater than $500,000. Under the 2005 Plan, the Committee may only make awards that do not have performance goals, or are not granted in lieu of performance-based bonuses or are subject only to time-based restrictions of less than three year’s duration, with respect to up to 50% of the maximum aggregate number of shares reserved for issuance under the 2005 Plan.

Nonassignability of Awards

Unless the Committee determines otherwise, no award granted under the 2005 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the Committee or by the laws of descent and distribution. Each award may be exercisable, during the participant’s lifetime, only by the participant, or, if permissible under applicable law, by the participant’s guardian or legal representative.

Term, Termination and Amendment

Unless earlier terminated by the Board of Directors or the Committee, the 2005 Plan will terminate on October 6, 2015. The Board of Directors or the Committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2005 Plan at any time, as long as the rights of a participant are not materially impaired, without the participant’s consent, subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the Committee, to qualify with tax requirements. The Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent. The Committee may not reprice options or SARs without shareholder approval. Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, that would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Code.

Performance-Based Compensation Under Section 162(m)

Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, the Committee determines the terms and conditions of awards. If the Committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals it may choose include any or all of the following or any combination: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings before income taxes, depreciation and amortization; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; any individual performance objective measured solely in terms of quantitative targets related to Merix, or its business; or any increase or decrease of one or more of the forgoing over a specified period. Performance goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance goals may relate to the performance of Merix, any subsidiary, any portion of the business, product line or any combination, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination, all as determined by the Committee. The Committee shall have absolute discretion to reduce the amount of the award payable to any participant for any period below the maximum award determined based on the attainment of performance goals. The Committee may decide not to pay any such award to a participant for a period, based on such criteria, factors and measures as the Committee in its sole discretion may determine, including but not limited to individual performance and the financial and other performance of Merix, or a subsidiary or other business unit.

Company Transaction and Change in Control

Restrictions on awards granted under the 2005 Plan will terminate in certain circumstances that constitute a change in control or a merger, stock or asset sale or similar company transaction that does not involve a related party.

Change in Control. Under the 2005 Plan, a change in control of Merix means the occurrence of any of the following events:

•	An acquisition of beneficial ownership of 30% or more of either (a) the then outstanding shares of common stock of Merix or (b) the combined voting power of the then outstanding voting securities of Merix entitled to vote generally in the election of directors (excluding any acquisition directly from Merix, any acquisition by Merix, any acquisition by any employee benefit plan of Merix, or a related party transaction.

•	A change in the composition of our Board of Directors during any two-year period such that the incumbent Board members cease to constitute at least a majority (not including directors whose election was approved by more than half of the incumbent Board).

Under the 2005 Plan, to maintain all of the participants’ rights in the event of a change in control of Merix (as described below), unless the Committee determines otherwise with respect to a particular award:

•	Any options and stock appreciation rights become fully exercisable and vested to the full extent of the original grant.

•	Any restrictions and deferral limitations applicable to any restricted stock or stock units lapse.

•	All performance shares and performance units will be earned and payable in full at target levels, and any deferral or other restrictions lapse and such performance stock and performance units will be immediately settled or distributed.

•	Any restrictions and deferral limitations and other conditions applicable to any other awards lapse, and such other awards become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

The Committee can provide a cash-out right for awards in connection with a change in control.

Company Transaction. Under the 2005 Plan, a company transaction means the consummation of any of the following:

•	a merger or consolidation of Merix with or into any other company or other entity;

•	a sale in one transaction or a series of transactions undertaken with a common purpose of all of Merix’ outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of Merix’ assets.

Under the 2005 Plan, a related party transaction means company transaction pursuant to which:

•	the beneficial ownership of Merix or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such company transaction;

•	no entity (other than Merix or an affiliate) will beneficially own 30% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities; and

•	our incumbent board will, after the company transaction, constitute at least a majority of the board of the company resulting from such company transaction.

Under the 2005 Plan, to maintain all of the participants’ rights in the event of a company transaction that is not a change in control or a related party transaction, unless the Committee determines otherwise at the time of grant with respect to a particular award or elects to cash-out awards:

•	All outstanding awards (other than performance awards) become fully and immediately exercisable, and any restrictions or forfeiture provisions lapse, immediately prior to the company transaction, unless such awards are converted, assumed or replaced by the successor company.

•	Performance awards earned and outstanding become payable in full at target levels and deferrals or other restrictions not waived by the Committee shall remain in effect.

U.S. Federal Income Tax Consequences

The following briefly describes the U.S. federal income tax consequences of the 2005 Plan generally applicable to Merix and to participants who are U.S. citizens.

Stock Options

Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price, increased by the amount of ordinary income, if any, the participant recognized.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Restricted Stock Awards

Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to us by the participant for the shares. However, no later than 30 days after a participant receives a restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to us by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards

A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to us by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to Merix

In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.

Tax Withholding

We are authorized to withhold from any award granted or payment due under the 2005 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of shares of our stock or by directing us to retain stock otherwise deliverable in connection with the award.

Other Information

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2005 Plan are discretionary. The closing price of our common stock, as reported on the Nasdaq National Market on August 25, 2005, was $6.11 per share.

The Board recommends a vote FOR the approval of the Merix Corporation

2005 Equity Incentive Plan.

Equity Compensation Plan Information

During fiscal year 2005, Merix maintained two equity compensation plans, the 1994 Stock Incentive Plan (the “1994 Plan”) and the 2000 Nonqualified Stock Option Plan (the “2000 Plan”), pursuant to which we may grant equity awards to eligible persons. The Merix Board of Directors adopted the 1994 Plan in 1994. Merix shareholders approved the 1994 Plan on September 30, 1994 and approved amendments to the 1994 Plan on October 9, 1995, September 23, 1997 and September 28, 2000. The material terms of the 2000 Plan are described below.

The following table summarizes information about equity awards under the 1994 Plan and 2000 Plan as of May 28, 2005. The table does not include shares that will be authorized pursuant to the 2005 Equity Incentive Plan (the “2005 Plan”) submitted to the shareholders for approval at the Annual Meeting.

Plan Category	Number of Shares of Common Stock to Be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Available for Future Issuance (excluding shares reflected in (a))
Equity compensation plans approved by security holders	941,917	$16.93	549,981	(1)
Equity compensation plan not approved by security holders	2,429,621	$11.41	1,356,494	(2)

	3,371,538	$12.96	1,906,475

(1)	Consists of shares of common stock remaining available for issuance under the 1994 Plan. The 1994 Plan provides for automatic option grants to directors not affiliated with Merix of 20,000 shares at the time first elected to the Board and 5,000 shares on each anniversary of that date. The options granted under this program vest and become exercisable with respect to 25% of the shares on the first anniversary of the grant date and an additional 25% of the shares vest and become exercisable on each anniversary thereafter (assuming continued Board service).

(2)	Consists of shares of common stock remaining available for issuance under the 2000 Plan.

Description of 2000 Nonqualified Stock Option Plan

Merix’ Board of Directors adopted the 2000 Nonqualified Stock Option Plan (the “2000 Plan”) in December 2000 and approved amendments in March 2002 and August 2002. The 2000 Plan has not been approved by Merix shareholders.

Under the 2000 Plan, Merix is limited in the number of shares that we can award to our officers or directors in any calendar year to 25% of the total awards made for that year. Although the 2000 Plan will not be affected by the decision of Merix shareholders regarding the 2005 Plan, effective August 24, 2005, Merix will cease to make awards under the 2000 Plan to our executive officers or directors.

The following description of the 2000 Plan is a summary and does not purport to be a complete description. You can find a copy of the full text of the 2000 Plan attached as Exhibit 10.28 to Merix’ Annual Report on Form 10-K for the year ended May 25, 2002, filed with the SEC.

Shares Available

As amended, the 2000 Plan reserves up to 4,000,000 shares of Merix’ common stock for issuance pursuant to awards granted under the 2000 Plan. The 2000 Plan permits the grants of non-statutory stock options (“NSOs”) and stock awards. If an option granted under the Plan expires, terminates or is canceled, or if shares awarded are forfeited to Merix or repurchased by Merix, the shares again become available for issuance under the 2000 Plan.

Eligibility

Only non-executive officer employees of Merix and its subsidiaries are now eligible to participate in the 2000 Plan. Non-employee consultants, agents, independent contractors and advisors who provide services to Merix are also eligible to participate. Executive officers and directors are not eligible for awards under the 2000 Plan.

Administration

The Human Resources and Compensation Committee of the Board of Directors administers the 2000 Plan. The Committee may designate, from time to time, the individuals to whom awards are made under the 2000 Plan, the amount of any such award and the price and other terms and conditions of any such award. The Committee has the full and exclusive power to interpret the 2000 Plan and may, subject to the provisions of the 2000 Plan, establish the rules for its operation. Only the Board of Directors may amend, modify or terminate the 2000 Plan.

Stock Options

The Committee determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options vest and may be exercised. No monetary consideration is paid to Merix upon the granting of options.

Options granted under the 2000 Plan generally continue in effect for the period fixed by the Committee. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Except as otherwise determined by the Committee, options are nontransferable except on death. Options may be exercised only while an optionee is employed by or in the service of Merix or a subsidiary or until the earliest of (i) the option’s expiration date; (ii) within 12 months following termination of employment by reason of death or disability; or (iii) 90 days following termination for any other reason. The purchase price for each share purchased pursuant to exercise of options must be paid (i) in cash; (ii) by check; (iii) in shares of common stock valued at fair market value that have been owned by the optionee for at least six months (or any shorter period necessary to avoid a charge to Merix’ earnings for financial reporting purposes); or (iv) in other forms of consideration permitted by the Committee. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the 2000 Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

Stock Awards

The Committee may award common stock of Merix under the 2000 Plan on such terms and conditions and subject to repurchase or forfeiture restrictions, if any, as the Committee determines at the time the stock is awarded. The Committee may determine the recipients of the awards, the number of shares to be awarded and the time of the award.

Changes in Capital Structure

The 2000 Plan provides that if the outstanding common stock of Merix is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Merix or of another corporation by reason of any recapitalization, merger, consolidation, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the 2000 Plan and the number and kind of securities that are subject to any outstanding option. In the event of dissolution of Merix, unless otherwise determined by the Committee in its sole discretion, options and stock awards shall immediately terminate prior to dissolution or liquidation.

Term of Plan and Amendments

The Board of Directors may at any time amend, suspend or terminate the 2000 Plan in such respect as it shall deem advisable. The 2000 Plan will continue until all shares available for issuance under the 2000 Plan have been issued and all restrictions on such shares have lapsed.

Tax Consequences

No income is realized by the grantee under federal income tax law until a stock option is exercised. Because the stock options granted under the 2000 Plan are NSOs, at the time of exercise of an NSO, the optionee will realize ordinary compensation income, and Merix will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Merix’ deduction is conditioned upon withholding income taxes on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable at capital gains rates.

An employee who receives a stock award in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee makes an election under Section 83(b) of the Code within 30 days after the original date of the receipt of the award. Merix generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares, provided Merix withholds income taxes on the income amount.

Section 162(m) of the Code limits to $1,000,000 per person the amount that Merix may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Because the 2000 Plan was not approved by Merix shareholders, compensation received through the exercise of options granted under the Plan is subject to the $1,000,000 deduction limit.

DIRECTOR COMPENSATION

The following table provides information on Merix’ compensation and reimbursement practices during fiscal 2005 for non-employee directors, as well as the range of compensation paid to non-employee directors who served during fiscal 2005. Merix’ employee director does not receive any separate compensation for Board activities.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL 2005

Option grant to non-employee directors upon initial election or appointment to the Board	20,000 shares(1)

Annual retainer	$10,000

Annual option grant to non-employee directors	5,000 shares(1)

Payment per Board meeting	$1,000 ($500 if telephonic)

Payment per committee meeting	$1,000

Additional per meeting payment for Chair of any committee	$1,000

Reimbursement for expenses attendant to Board membership	Yes

Range of total compensation earned by directors (for the fiscal year)	$22,500 to $30,500

(1)	The options have a 10-year term, were granted under Merix’ 1994 Stock Incentive Plan at the market price on the date of grant and vest in four equal annual installments beginning one year after the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for Merix’ Chief Executive Officer, Merix’ three other most highly paid executive officers and one former executive officer of Merix during fiscal 2005, 2004 and 2003.

				Long-Term Compensation			All Other Compensation ($)
	Fiscal Year	Annual Compensation		Restricted Stock Awards ($)(1)		Number of Securities Underlying Options
Name and Principal Position		Salary ($)	Bonus ($)
Mark R. Hollinger (Chairman, Chief Executive Officer and President)	2005 2004 2003	$330,000 315,192 306,731	$0 100,100 0	$ $	46,100 49,950 0	39,450 0 110,000	$9,003 11,030 9,476	(2)

Janie S. Brown (Senior Vice President, Chief Financial Officer, Treasurer and Secretary)	2005 2004 2003	$198,810 185,846 178,000	$0 42,175 0	$ $	32,270 34,965 0	5,600 0 50,000	$8,667 10,112 9,265	(3)

Daniel T. Olson (Senior Vice President, Sales and Marketing)	2005 2004 2003	$237,904 227,308 225,000	$0 61,500 0	$ $	32,270 34,965 0	8,500 0 50,000	$8,062 8,613 4,400	(4)

Steve Robinson(5) (Vice President, Merix North American Operations, President, Merix San Jose, Inc.)	2005	$116,346	0		0	100,000	$1,320	(6)

Anaya K. Vardya(7) (Former Senior Vice President, Operations)	2005 2004 2003	$237,338 194,862 191,344	$0 44,200 0	$ $	32,270 34,965 0	6,300 0 50,000	$240,423 10,349 8,999	(8)

(1)	Under the terms of the restricted stock agreements with these executive officers, the restricted stock is subject to accelerated vesting in the event of a change in control of Merix or the occurrence of certain events indicating an imminent change in control of Merix. Each unvested share is cancelled upon termination of employment. Vesting occurs over a four-year period or can be accelerated based on the achievement of certain performance goals related to the company’s operating results.

(2)	Consists of $8,913 contributed by Merix under its 401(k) Plan and $90 for Group Term Life Insurance.

(3)	Consists of $8,271 contributed by Merix under its 401(k) Plan and $396 for Group Term Life Insurance.

(4)	Consists of $7,924 contributed by Merix under its 401(k) Plan and $138 for Group Term Life Insurance.

(5)	Mr. Robinson assumed responsibility for Merix’ operations in North America on May 13, 2005. Mr. Robinson has served as President of Merix San Jose, Inc. (formerly Data Circuit Systems, Inc.) since June 2000. Merix acquired all of the stock of Merix San Jose, Inc. in December 2004.

(6)	Consists of funds contributed by Merix under its 401(k) Plan.

(7)	Mr. Vardya resigned on May 13, 2005.

(8)	Consists of severance pay in the amount of $230,389 paid to Mr. Vardya pursuant to the terms of the Executive Severance Agreement between Merix and Mr. Vardya dated as of January 18, 2000, $9,974 contributed by Merix under its 401(k) Plan and $60 for Group Term Life Insurance.

Stock Option Grants in Last Fiscal Year

The following table provides information concerning stock options granted during fiscal 2005 to executive officers named in the Summary Compensation Table.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation (Through Expiration Date)(3)
Name	Number of Securities Underlying Options (#)	% of Total Options(1)	Exercise Price ($/Sh)(2)	Expiration Date	0% ($)	5% ($)	10% ($)
Mark R. Hollinger	39,450	4.64%	$9.22	July 14, 2011	—	$18,186	$36,373
Janie S. Brown	5,600.66%		$9.22	July 14, 2011	—	2,582	5,163
Daniel T. Olson	8,500	1.00%	$9.22	July 14, 2011	—	3,919	7,837
Steve Robinson	50,000	5.88%	$10.85	December 9, 2011	—	27,125	54,250
	50,000	5.88%	$11.30	April 1, 2012	—	28,250	56,500
Anaya K. Vardya	6,300.74%		$9.22	July 14, 2011	—	2,904	5,809

(1)	In fiscal 2005, Merix granted options to employees to purchase approximately 850,000 shares of common stock.

(2)	Each option has an exercise price equal to the fair market value of our common stock as of the grant date. These grants vest at a rate of 50% on each of April 14, 2005 and January 14, 2006, other than the grants to Steve Robinson, which grants vest at a rate of 25% on each of the first four anniversaries of the grant date. On May 25, 2005, Merix accelerated vesting for options to purchase approximately 194,000 shares of our common stock held by the executive officers named in the Summary Compensation Table because these options were undervalued (the exercise prices exceeded the current market value of our common stock) and to reduce the expense associated with these options under Statement of Financial Accounting Standard No. 123R, which is scheduled to become effective for Merix for fiscal 2007.

(3)	In accordance with rules of the SEC, these amounts are the hypothetical gains or “option spreads” that would exist for the options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The hypothetical gains are not intended by Merix to forecast future appreciation, if any, of the price of our common stock, and Merix expressly disclaims any representation to that effect.

Aggregated Option Exercises in Fiscal Year and Fiscal Year-End Option Values

The following table indicates the value realized, the number of shares subject to exercisable (vested) and unexercisable (unvested) options as of May 28, 2005, and the value of exercisable and unexercisable “in-the-money” options. None of the executive officers named in the Summary Compensation Table exercised options during fiscal 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Hollinger	371,700	—	$12,398	—
Janie S. Brown	104,088	—	1,028	—
Daniel T. Olson	102,750	—	—	—
Steve Robinson	100,000	—	—	—
Anaya Vardya	106,398	—	809	—

(1)	Calculated based on the difference between the exercise price and the May 27, 2005 closing stock price of $7.06 per share.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Merix entered into Executive Severance Agreements with Mr. Hollinger, Ms. Brown, Mr. Olson and Mr. Vardya pursuant to which the executives will receive severance benefits upon the termination of their employment without cause or upon death or disability. “Cause” is generally defined as (a) the willful and continued failure to perform substantially the executive’s reasonable assigned duties (except a failure resulting from incapacity due to physical or mental illness) after a demand for performance has been delivered to the executive that specifies the manner of nonperformance, or (b) the willful engagement in illegal conduct materially injurious to Merix. Termination of employment does not include assignment of the executive to different responsibilities consistent with the executive’s area of professional expertise. In the event of a termination of employment without cause, the executive would receive a lump sum payment equal to his or her annual base pay, and would also be entitled to a portion of the benefits under any incentive plan in which the executive participates and certain health insurance and out-placement benefits. If an executive is terminated within 24 months following a change of control of Merix (as defined in the agreement), the executive would receive, in addition to the severance benefits described above, an additional portion of his or her targeted cash bonus, accelerated vesting of all stock options and bonus stock awards and extension of the option exercise period, and certain life insurance benefits. However, such benefits would not be payable if termination of employment is due to cause, disability, death or voluntary action of the executive other than for good reason (as defined in the agreement). Payment of benefits following a change of control is conditioned on the executive’s agreement to continue his or her employment (if so requested) for a period of up to six months following the change of control.

Mr. Robinson has also entered into an Executive Severance Agreement on substantially similar terms as those described above, except that Merix San Jose, Inc. is a party to Mr. Robinson’s agreement. Mr. Robinson’s benefits are triggered upon termination by Merix San Jose, Inc. or Merix, depending upon which company employs Mr. Robinson.

PERFORMANCE GRAPH

The graph below shows the cumulative total shareholder return assuming the investment of $100 on May 26, 2000, in each of (i) Merix common stock; (ii) the Nasdaq Composite U.S. Index; and (iii) Merix’ peer group. The peer group is an SIC Index that includes organizations in Merix’ Standard Industrial Code Classification (SIC) Code 3672—Printed Circuit Design, which currently consists of 26 organizations. The graph assumes reinvestment of any dividends.

	5/26/00	5/25/01	5/24/02	5/30/03	05/28/04	5/27/05
MERIX CORP	$100.00	121.93	99.11	30.80	57.32	37.82
NASDAQ INDEX	$100.00	70.33	52.17	50.41	62.64	65.77
PEER GROUP	$100.00	83.68	18.29	6.68	10.14	6.96

HUMAN RESOURCES AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Human Resources and Compensation Committee of the Board of Directors (the “HRC Committee”) consists of four independent directors. Pursuant to authority delegated by the Board of Directors, the HRC Committee approves compensation of executive officers, including the Chief Executive Officer. The HRC Committee is also responsible for reviewing, approving and making recommendations to the Board of Directors regarding director and executive compensation and administering Merix’ equity incentive and executive compensation plans. The HRC Committee also provides advice on a broad range of human resources issues, including best practices in the areas of benefits, staffing, succession planning and general compensation.

Executive Compensation Policy

The Board of Directors and the HRC Committee believe that Merix’ executive compensation should be tied to corporate performance. Merix has developed a total compensation strategy that ties a significant portion of executive compensation to Merix’ financial performance in a way that recognizes the cyclic nature of Merix’ business. The primary objective of the executive compensation program is to:

•	Attract and retain talented executives;

•	Motivate executives to achieve long term business strategies while achieving near term financial targets; and

•	Align executive performance with Merix’ strategic and tactical goals.

Merix has annual and long term incentive compensation programs for its executive officers that are designed to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the electronics and similar industries. The HRC Committee designs Merix executive compensation to be comparable to the 65th-70th percentile of its peer group for total compensation for years in which Merix achieves strong performance. The HRC Committee uses information from a variety of sources regarding companies in the electronics industry for establishing executive compensation, general compensation structures and performance goals. Merix’ executives participate in Merix’ 401(k) plan and other employee benefits plans on the same basis as other employees.

Executive Compensation Program

Merix’ executive compensation program consists of base salary, the opportunity to earn an annual cash bonus under the Merix Executive Incentive Plan and long-term, equity-based incentives. The HRC Committee’s objective is to pay Merix executives total annual compensation, including incentive awards, rather than base salary alone, that appropriately reflects Merix’ performance and each executive officer’s performance and contribution.

Merix has written executive severance and indemnity agreements with each of its executive officers, including the Chief Executive Officer, under which the executive officers will receive severance benefits upon the termination of their employment without cause or upon death or disability, and additional severance benefits upon the termination of their employment without cause following a change in control of Merix.

Merix makes annual matching contributions to Merix’ 401(k) Plan and pays Group Term Life Insurance premiums for each of its executive officers on the same basis as for all regular employees of Merix who satisfy minimum eligibility requirements. In addition, Merix’ executive officers are eligible to participate in Merix’ health and welfare and other employee benefit plans that are available on the same basis to all regular employees of Merix who satisfy minimum eligibility requirements.

The HRC Committee reviewed each element of executive compensation for fiscal 2005, including the compensation for the Chief Executive Officer, and the aggregate value of such compensation and determined that such compensation is reasonable and in the best interests of Merix shareholders.

Base Salaries

The HRC Committee initially establishes base salaries for the Chief Executive Officer and other executive officers based on the responsibilities of the position, the experience of the individual and base salaries and total compensation for comparable positions at companies in Merix’ peer group. The HRC Committee considers annual salary adjustments by evaluating the performance of the company and of each executive officer, including the Chief Executive Officer, and also considering any new responsibilities. For executive officers other than the Chief Executive Officer, the Chief Executive Officer recommends annual salary adjustments, and the Committee and the Chief Executive Officer together establish the amount of such adjustments. The HRC Committee targets base salaries for expected performance levels for Merix executives at the 45th percentile of base salaries for executives in Merix’ peer group, and above that target for very strong performance.

The HRC Committee did not increase base salaries for the Chief Executive Officer or other executive officers in fiscal 2005. While the HRC Committee has also not recommended any base salary increase for the Chief Executive Officer or other executive officers for fiscal 2006, the HRC Committee may reconsider if Merix achieves sustained profitability.

Annual Incentive Compensation—Executive Incentive Plan

Merix’ executive officers, including the Chief Executive Officer, are eligible to participate in Merix’ Executive Incentive Plan, an annual cash incentive compensation plan that closely ties executive compensation to Merix’ performance. Merix’ Executive Incentive Plan rewards executives significantly for years in which Merix has strong performance, but produces little or no reward in other years. At the beginning of each fiscal year, the Board of Directors determines whether to adopt a plan for that year. If the Board adopts an Executive Incentive Plan for a fiscal year, the HRC Committee sets performance objectives for payments under the Plan that are reviewed by the full Board of Directors.

The performance objectives approved by the HRC Committee for Merix’ Executive Incentive Plan for fiscal 2005 were not met, and neither the Chief Executive Officer nor any other executive officer received an annual bonus payment for fiscal 2005. The Board of Directors adopted an Executive Incentive Plan for fiscal 2006. The HRC Committee has established target bonuses for the Chief Executive Officer and the other executive officers and performance goals for the Executive Incentive Plan for fiscal 2006. For fiscal 2006, 40% of the target bonuses for the Chief Executive Officer and the other executive officers will be paid based on the achievement of target levels of North American operations operating income, and the remaining 60% of the target bonuses will be paid based on the achievement of annual strategic objectives established by the Board of Directors, which include achievement of targeted levels of: earnings before income taxes, depreciation and amortization (EBITDA) from China operations; Quick Turn business revenue growth; and EBITDA from Merix San Jose operations.

In addition to any bonuses payable under Merix’ Executive Incentive Plan, the Chief Executive Officer and the other executive officers will receive a bonus in the form of an additional restricted stock award when Merix’ previously announced acquisition of the business of Eastern Pacific Circuits Ltd. is completed.

Long Term Incentive Compensation—Equity Compensation

All Merix employees, including the Chief Executive Officer and other executive officers, have been eligible to receive equity compensation awards under Merix’ 1994 Stock Incentive Plan (the “1994 Plan”) and Merix’ 2000 Nonqualified Stock Option Plan (the “2000 Plan”). Effective August 24, 2005, Merix ceased making awards under the 2000 Plan to our executive officers and directors. The HRC Committee approved, and recommended to the Board of Directors for approval, Merix’ proposed 2005 Equity Incentive Plan (the “2005 Plan”), which is proposed for shareholder approval in this proxy statement and will replace the 1994 Plan. The 2000 Plan, which has not been approved by Merix shareholders, will not be affected by the 2005 Plan. The HRC Committee believes that the flexibility in types and structure of awards and the additional shares to be reserved under the 2005 Plan will be needed to support Merix’ global growth over the next several years.

The HRC Committee approves equity compensation awards to the Chief Executive Officer and other executive officers. Awards are made based on individual performance and contribution to Merix’ strategic success. Merix’ equity compensation plans help link executive and employee compensation to the achievement of Merix’ long-term business strategies and provide a long-term focus and align executive and employee interests with the interests of Merix shareholders. Option grants made to executive officers for fiscal 2003 and fiscal 2005 and restricted stock awards in fiscal 2004 and 2005 are reflected in the Summary Compensation Table.

During fiscal 2006, the HRC Committee plans to make two grants of equity compensation awards to the Chief Executive Officer and other executive officers and plans to price the option component of the first grant of awards at a premium to the then-current fair market value of Merix’ common stock to more closely align these incentives with the achievement of specific business objectives. If the Merix 2005 Equity Incentive Plan is approved by our shareholders at the annual meeting, Merix’ executive officers and directors will be eligible to receive awards under that Plan.

On May 25, 2005, the HRC Committee and the Board of Directors approved an acceleration of vesting of “underwater” employee stock options outstanding as of May 25, 2005 that had an exercise price greater than $8.00 per share. Because these underwater options had no further value as incentive compensation, the HRC concluded that this acceleration was appropriate to prevent the expense associated with these underwater options from adversely affecting Merix’ financial results once Merix is required to recognize stock-based compensation expense associated with stock options based on the fair value method under the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R). Options to purchase approximately 1.3 million shares, or approximately 39% of Merix’ total outstanding shares subject to options with varying remaining vesting schedules, were subject to this acceleration and became immediately exercisable. Approximately 194,000 of the shares subject to options affected by the acceleration are held by executive officers of Merix.

Once Merix adopts FAS 123R, the HRC Committee anticipates that Merix’ equity compensation program will shift away from a broad-based program and equity compensation awards will be reserved for key contributors only. In addition, the HRC Committee anticipates that equity compensation awards to the Chief Executive Officer and other executive officers will include stock options with vesting based on the achievement of specific performance goals that expire if such goals are not achieved, in addition to restricted stock awards with time-based vesting.

Corporate Tax Deduction on Compensation in Excess of $1 Million per Year

Section 162(m) of the Code limits to $1,000,000 per person the amount that a company may deduct for compensation paid to its directors, executive officers and its four other most highly compensated executive officers. Merix anticipates that the levels of salary and bonus it pays will not generally exceed that limit. Under Section 162(m) regulations, the $1,000,000 cap on deductibility does not apply to qualified performance-based compensation, which includes compensation received through the exercise of stock options and other qualified performance-based compensation that meet certain requirements. Merix’ current policy is generally to grant stock options and other qualified performance-based compensation that meet the deductibility requirements of such regulations, when practicable.

Human Resources and Compensation Committee Report on Executive Compensation Submitted By:

Kirby A. Dyess, Chair
William W. Lattin
Donald D. Jobe
Robert C. Strandberg

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee consists of three outside directors, none of whom has a material relationship with Merix (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives or makes payments from or to Merix) and each of whom is independent within the meaning of Merix’ director independence standards, which reflect exactly Nasdaq’s director independence standards.

In fiscal 2005, the Nominating and Corporate Governance Committee initiated a Board self-evaluation process. As a result of that process, and at the recommendation of the Nominating and Corporate Governance Committee, the Board created the position of Lead Director, which is held by William C. McCormick. For fiscal 2006, the Nominating and Corporate Governance Committee has established a process for each committee of the Board to conduct a self-evaluation, in addition to the self-evaluation of the whole Board. The Nominating and Corporate Governance Committee recommended to the Board the nominees for election as director named in the proxy statement. The Nominating and Corporate Governance Committee anticipates meeting approximately four times during fiscal 2006.

Submitted By:

Carlene M. Ellis, Chair

Donald D. Jobe

William W. Lattin

AUDIT COMMITTEE REPORT

The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls over financial reporting and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the independent registered public accounting firm and fees for all audit and permitted non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provides them with financial sophistication.

Duties and Responsibilities

The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of Merix’ financial statements;

•	Merix’ compliance with legal and regulatory requirements;

•	Merix’ systems of internal control over financial reporting as established by management;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance by Merix’ independent registered public accounting firm;

•	Merix’ auditing, accounting and financial reporting processes generally; and

•	compliance with Merix’ ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.

In connection with these responsibilities, the Audit Committee met with management to review and discuss Merix’ audited financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards). The Audit Committee also received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with its independent registered public accounting firm that firm’s independence.

Fiscal 2005 Audit

Based on the reviews and discussions described above, the Audit Committee recommended that the Board of Directors include the audited financial statements in Merix’ Annual Report on Form 10-K filed with the SEC for the year ended May 28, 2005.

Audit Committee Report Submitted By:

William C. McCormick, Chair Carlene M. Ellis George H. Kerckhove

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows common stock ownership on June 30, 2005, except as otherwise noted, by:

•	each person who beneficially owned more than 5% of Merix common stock on that date,

•	each of the executive officers named in the Summary Compensation Table on page 26 and each of the current Merix directors, and

•	all current Merix executive officers and Merix directors as a group.

The number of shares beneficially owned by each entity or person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of August 29, 2005 through the exercise of any stock option or other right.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
TCW Group, Inc. 865 South Figueroa Street Los Angeles, CA 90017	2,286,062	(1)	11.8%
Essex Investment Management Company, LLC 125 High Street, 29th Floor Boston, MA 02110	1,058,300	(2)	5.5%
Mark R. Hollinger	416,410	(3)	2.1%
Janie S. Brown	119,657	(4)	*
Daniel T. Olson	102,090	(5)	*
Steve Robinson	103,500	(6)	*
Anaya K. Vardya	13,411		*
Carlene M. Ellis	61,250	(7)	*
Robert C. Strandberg	62,300	(8)	*
William W. Lattin	47,500	(9)	*
William C. McCormick	30,500	(10)	*
George H. Kerckhove	33,500	(11)	*
Donald D. Jobe	18,750	(12)	*
Kirby A. Dyess	11,250	(13)	*
All current executive officers and directors as a group (11 people)	1,006,707	(14)	5.1%

*	less than one percent

(1)	Based on a Schedule 13G filed with the SEC on February 14, 2005.

(2)	Based on a Schedule 13G filed with the SEC on February 2, 2004.

(3)	Includes options to purchase 355,450 shares and 11,109 shares held in trust for Mr. Hollinger’s children.

(4)	Includes options to purchase 93,588 shares.

(5)	Includes options to purchase 92,250 shares.

(6)	Includes options to purchase 100,000 shares.

(7)	Includes options to purchase 50,000 shares.

(8)	Includes options to purchase 57,500 shares.

(9)	Includes options to purchase 47,500 shares.

(10)	Includes options to purchase 8,750 shares.

(11)	Includes options to purchase 27,500 shares.

(12)	Includes options to purchase 18,750 shares.

(13)	Includes options to purchase 11,250 shares.

(14)	Includes options to purchase 862,538 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Merix’ executive officers, directors and holders of more than 10% of Merix common stock to file reports of ownership and changes in ownership with the SEC. Merix believes that during its fiscal year ended May 28, 2005, all reports required under Section 16(a) were timely filed.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Janie S. Brown

Janie S. Brown Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Forest Grove, Oregon

September 2, 2005

APPENDIX A

MERIX CORPORATION

AUDIT COMMITTEE CHARTER

I.	Purpose and Authority

The Audit Committee (the “Committee”) of the Board of Directors of Merix Corporation, (the “Company”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s systems of internal controls regarding finance and accounting as established by management, (4) the independent auditor’s qualifications and independence, (5) the performance of the Company’s independent auditors and internal audit function (if any), (6) the Company’s auditing, accounting and financial reporting processes generally, and (7) compliance with the Company’s ethical standards for senior financial officers and all Company personnel. To this end, the Committee will maintain free and open communication with the Board, the independent auditors, the Company’s internal auditor (if any), financial management and all employees of the Company.

The Committee shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board. As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

II.	Committee Membership

1.	Composition and Organization

(a)	The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market and any other regulations applicable to the Company from time to time, including regulations limiting Committee member compensation.

(b)	The members of the Committee shall be appointed by a majority of independent members of the Board. The Board may remove any member from the Committee at any time with or without cause.

(c)	The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

(d)	In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

2.	Financial Literacy/Expertise

(a)	Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

(b)	At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be a “financial expert” in accordance with such regulations as may be applicable to the Company from time to time.

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3.	Service on Other Public Company Audit Committees

No member of the Committee shall serve on more than two audit committees of publicly traded companies other than the Company at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee.

III.	Meetings

The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities.

The Committee shall meet as required in separate executive sessions with management, the independent auditor and internal audit personnel (if any) to discuss matters that the Committee or the other groups believe warrant Committee attention.

IV.	Duties and Responsibilities

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

1.	Engagement of Independent Auditor

(a)	Have the sole authority and responsibility to appoint, determine and approve compensation of, oversee and evaluate and, where appropriate, replace the independent auditor. The independent auditor shall report directly to the Committee. The Committee shall consult with management, but shall not delegate the responsibilities set forth in this paragraph.

(b)	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, subject to the de minimus exception for non-audit services that are approved by the Committee prior to the completion of the audit. In considering whether to pre-approve any non-audit services, the Committee shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

2.	Evaluate Independent Auditor’s Qualifications, Performance and Independence

(a)	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner. Ensure that the independent auditor’s lead audit partner and reviewing audit partner are rotated as required by law. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

(b)	Review the scope of work including the auditor’s expected reliance upon Company personnel and resolve disagreements between management and the independent auditor.

(c)	At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

(d)	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit

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Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

(e)	Review with the independent auditor any audit problems or difficulties or significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, disagreements with management or the adequacy of internal control over financial reporting and management’s response.

(f)	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account, and ensure that such policies comply with any regulations applicable to the Company from time to time.

(g)	Present the Committee’s conclusions regarding the performance, qualifications and independence of the independent auditor to the full Board.

3.	Annual Review of Financial Statements and Financial Disclosure

(a)	Prior to its filing, meet with management and the independent auditor to review and discuss the annual audited financial statements, the report of the independent auditor thereon, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(b)	Obtain and review timely reports from management and/or the independent auditor regarding (1) all critical accounting policies and practices used, (2) significant financial reporting issues and judgments, (3) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (4) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(c)	Review changes in regulatory, accounting and auditing standards that may materially affect the Company’s financial reporting practices and consider any off-balance sheet structures.

(d)	Review any reports by management regarding the effectiveness of, or any significant deficiency or material weakness in, the design or operation of internal control over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Review any report issued by the Company’s independent auditor regarding the Company’s internal control over financial reporting.

(e)	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management guidelines and policies.

(f)	Determine whether to recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

4.	Quarterly Review of Financial Statements and Financial Disclosure

(a)	Prior to its filing, meet with management and the independent auditor to discuss the quarterly financial statements, including proposed significant or new disclosure requirements, any off-balance sheet structures and the adequacy of reserves and estimates.

(b)	Prior to their public release, review and discuss earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as the financial information and earnings guidance provided to analysts and rating agencies.

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5.	Internal Audit Function

(a)	Periodically assess the appropriateness of an internal audit function.

(b)	Review the responsibilities, functions and performance of the Company’s internal audit department (if any), including internal audit plans, budget, and the scope and results of internal audits (if any). Review the adequacy of the internal audit personnel including the appointment or replacement of the senior internal audit executive (if any).

(c)	Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function, if any.

6.	Ethics Compliance and Complaint Procedures

(a)	Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

(b)	Develop and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

(c)	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7.	Other Responsibilities

(a)	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

(b)	Prepare (or cause to be prepared) the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

(c)	At least annually, review the Company’s expense reimbursement policies with respect to executive officers and members of the Board, including a review of perquisites and expense accounts.

(d)	At least annually, review the Company’s electronic data processing facilities, including protections against fraud or misuse.

V.	Reports to the Board

The Committee shall report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the internal and independent auditors, the performance of the internal audit function (if any) and any other significant matters arising from the Committee’s work. The minutes of Committee meetings shall be made available to the Board, if requested.

VI.	Evaluation

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board. The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

VII.	Limitation of Audit Committee Role

As an oversight body, it is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles; rather, this is the responsibility of management and the independent auditors.

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APPENDIX B

MERIX CORPORATION

2005 EQUITY INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of the Merix Corporation 2005 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2.    DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.    ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board, and the Board may delegate this authority to the Human Resources and Compensation Committee or another committee of the Board. In selecting the members of any such committee to administer the Plan with respect to Participants subject or likely to become subject to Section 16 of the Exchange Act, the Board shall consider the provisions of Section 16 of the Exchange Act and Section 162(m) of the Code, and whether each such member is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Human Resources and Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Human Resources and Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Human Resources and Compensation Committee or any other committee or any officer to whom the Board or the Human Resources and Compensation Committee has delegated authority to administer the Plan.

3.2	Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property, or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price of the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Human Resources and Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4.    SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a) 1,500,000 shares; plus

(b) any authorized shares (i) not issued or subject to outstanding awards under the Company’s 1994 Stock Incentive Plan (the “Prior Plan”) on the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares);

up to an aggregate maximum of 1,507,548 shares, subject to adjustment from time to time as provided in Section 15.1, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2	Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to, or paid with respect to, an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to, or as the form of payment for grants or rights earned or due under, other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Human Resources and Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger, consolidation or statutory share exchange is completed is approved by the Board, and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3	Limitations

(a) Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan other than Awards of Options or Stock Appreciation Rights shall not exceed 50% of the aggregate maximum number of shares specified in Section 4.1

(b) Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan other than Awards of Options or Stock Appreciation Rights that contain no restrictions or restrictions based solely on continuous employment or services for fewer than three years (except where Termination of Service occurs by reason of death, Retirement or Disability) shall not exceed 50% of the aggregate number of shares specified in Section 4.1.

SECTION 5.    ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written notice or agreement, which may be electronic or in paper, that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4	Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7.    OPTIONS

7.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4	Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole, or from time to time in part, by delivery to, or as directed or approved by, the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for fewer than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash, check or wire transfer;

(b) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option owned by the Participant for at least six months (or any other period necessary to avoid adverse accounting consequences to the Company);

(c) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

SECTION 9.    STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10.    STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11.    PERFORMANCE AWARDS

11.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12.    OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for fewer than six months, if such limitations are necessary to avoid adverse accounting consequences to the Company.

SECTION 14.    ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15.    ADJUSTMENTS

15.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Company Transaction; Change in Control

15.3.1	Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not (a) a Change in Control or (b) a Related Party Transaction:

(i) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3.1, an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(ii) All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(iii) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Award.

15.3.2	Effect of a Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(a) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(b) any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(c) all Performance Shares and Performance Units shall be considered to be earned at the target level and payable in full, any deferral or other restriction shall lapse, and such Performance Shares and Performance Units shall be immediately settled or distributed; and

(d) any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

15.3.3	Change in Control Cash-Out

Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Change in Control Exercise Period”), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share shall have the right, whether or not the Award is fully vested and/or exercisable and without regard to any deferral or other restriction and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:

(a) for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and

(b) for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock under the Restricted Stock or Performance Share,

multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.

15.4	Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7	Section 409A of the Code

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Committee shall not have the authority to make any adjustments pursuant to Section 15 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.

SECTION 16.    CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1	Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings before income taxes, depreciation and amortization; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

16.2	Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3	Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 300,000 shares of Common Stock for such Award, except that the Company may make additional one-time grants of such Awards for up to 300,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 16 granted to any Covered Employee in any one calendar year is $500,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17.    AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board or the Human Resources and Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the shareholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18.    GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the

Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from

Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations, and meet the objectives of the Plan.

18.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10	Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of law.

18.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19.    EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Human Resources and Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) a Related Party Transaction; or

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least half of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.

“Change in Control Exercise Period” has the meaning set forth in Section 15.3.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means Merix Corporation, an Oregon corporation.

“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Human Resources and Compensation Committee” means the Human Resources and Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Human Resources and Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading or, if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Merix Corporation 2005 Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Related Party Transaction” means a Company Transaction pursuant to which:

(a) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(b) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(c) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company,

means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Human Resources and Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Human Resources and Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Shareholder Approval
August 24, 2005	Initial Plan Adoption		[October 6], 2005

PROXY

MERIX CORPORATION

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting on October 6, 2005

The undersigned hereby appoints Mark R. Hollinger, Dr. William W. Lattin and William C. McCormick, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Merix Corporation on October 6, 2005, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as follows:

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted for the directors, for the ratification of the independent registered public accounting firm and for the approval of the Merix Corporation 2005 Equity Incentive Plan, except shares held in the Merix Corporation 401(k) Plan, which will be voted in accordance with the terms of that plan. The proxies may vote in their discretion as to other matters that may come before the meeting.

☒	Please mark your votes as in this example.	(change of address/comments)

1.	Election of Directors, Nominees: Kirby A. Dyess, Carlene M. Ellis, Mark R. Hollinger, Donald D. Jobe, George H. Kerckhove, Dr. William W. Lattin, William C. McCormick, Robert C. Strandberg	(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

FOR	WITHHELD

☐	☐

For, except vote withheld from the following nominee(s):

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Merix’ independent registered public accounting firm for the 2006 fiscal year.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	Approval of the Merix Corporation 2005 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN	SEE REVERSE SIDE
☐	☐	☐

(The Board of Directors recommends a vote FOR Items 1, 2 and 3.)

PLEASE SIGN ON OTHER SIDE AND RETURN PROMPTLY

To facilitate meeting arrangements, please check here if you plan to attend the meeting in person.	☐	Please check here if you have a change of address or comments on the reverse side.	☐

SIGNATURE(S)	DATE

NOTE:	Please sign exactly as name(s) appears hereon. Joint owners should each sign. Please mark, date, sign and return proxy card promptly. Receipt is acknowledged of the notice and proxy statement relating to this meeting.